UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2016

ARMOUR RESIDENTIAL REIT, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-34766	26-1908763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of principal executive offices)	(Zip Code)

(772) 617-4340

 (Registrant’s telephone number, including area code)

Copies to:

Bradley D. Houser, Esq.

Christina C. Russo, Esq.

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Miami, Florida 33131

Tel: (305) 374-5600

Fax: (305) 374-5095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 6, 2016, ARMOUR Residential REIT, Inc. (“ARMOUR”) and JAVELIN Mortgage Investment Corp. (“JAVELIN”) issued a joint press release announcing that ARMOUR has completed its $85.2 million cash acquisition of JAVELIN through a second-step merger (the “Merger”), pursuant to the Agreement and Plan of Merger dated as of March 1, 2016, among ARMOUR, JMI Acquisition Corporation, a Maryland corporation and a direct, wholly-owned subsidiary of ARMOUR (“Acquisition”) and JAVELIN (the “Merger Agreement”).  Under the Merger Agreement, at the effective time of the Merger, all of the remaining outstanding shares of JAVELIN common stock not purchased by ARMOUR in the previously announced cash tender offer (the “Tender Offer”) were converted into the right to receive the same $7.18 per share cash price as in the Tender Offer, without interest and less any applicable withholding taxes, and was effected pursuant to Section 3-106.1 of the Maryland General Corporation Law (the “MGCL”).  The aggregate cost of acquiring the tendered shares in the Tender Offer was approximately $48.7 million and the aggregate cost of the remaining shares to be purchased as a result of the Merger is approximately $36.5 million. The MGCL did not require that the Merger be approved by the JAVELIN stockholders. Upon consummation of the Merger, JAVELIN became a wholly-owned subsidiary of ARMOUR. As a result of the completion of the Merger, it is anticipated that the shares of JAVELIN common stock will cease to be traded on The New York Stock Exchange before the open of market on April 7, 2016.

JAVELIN stockholders who hold shares of JAVELIN common stock through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker. JAVELIN stockholders who hold stock certificates can surrender their certificates for $7.18 per share in cash, without interest and less any applicable withholding taxes, through the Paying Agent for the Merger, Continental Stock Transfer & Trust Company.

On April 4, 2016, ARMOUR and JAVELIN issued a joint press release announcing the expiration and results of the Tender Offer, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by ARMOUR with the Securities and Exchange Commission on April 4, 2016 and is incorporated herein by reference.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2016

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain

Name: James R. Mountain

Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release, dated April 6, 2016.